UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2015

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (630) 208-2200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

    On June 15, 2015, Richardson Electronics, Ltd (“the Company”), acquired certain assets of International Medical Equipment and Services, Inc. (“IMES”), pursuant to the terms of the Purchase Agreement (“Agreement”).

IMES, based in South Carolina, provides reliable, cost-saving solutions worldwide for major brands of CT and MRI equipment. Annual sales of IMES are approximately $10 million. This acquisition positions Richardson Healthcare to provide cost effective diagnostic imaging replacement parts and training to hospitals, diagnostic imaging centers, medical institutions, and independent service organizations. IMES offers an extensive selection of replacement parts, as well as an interactive training center, on-site test bays and experienced technicians who provide 24/7 customer support. Replacement parts are readily available and triple tested to provide peace of mind when uptime is critical. IMES core operations will remain in South Carolina. Richardson Healthcare will expand IMES' replacement parts and training offerings geographically leveraging the Company’s global infrastructure.
The consideration paid by the Company to IMES at closing was $12.2 million in cash. This includes the purchase of inventory, receivables, fixed assets, and certain other assets of the company. The total consideration paid excludes transaction costs and is subject to certain post-close adjustments.
A form of the Agreement is filed herewith as Exhibit 2.1. The foregoing description is not complete and is qualified in its entirety by reference to Exhibit 2.1, which is incorporated herein by reference.
In connection with the Agreement, the Company also entered into an Employment, Non-Disclosure, and Non-Compete Agreement (“Employment Agreement”) with Lee A. McIntyre III as the Company’s Executive Vice President, IMES. During the term of his employment, Mr. McIntyre will earn an annual base salary of $300,000. In addition to his base salary, he will be entitled to an annual bonus equal to 20% of the EBITDA of IMES provided that the EBITDA of the business is at least $2.0 million inclusive of the bonus payment. The annual bonus payment will terminate after five years.
A form of the Employment Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements and Exhibits.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.
Exhibit 2.1 Purchase Agreement between the Company and International Medical Equipment & Services, Inc. dated June 15, 2015.
Exhibit 10.1 Employment, Nondisclosure and Non-compete Agreement between the Company and Lee A. McIntyre III dated June 15, 2015.
Exhibit 99.1 Press Release of the Company dated June 16, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: June 17, 2015	By:	/s/ Edward J. Richardson
	Name:	Edward J. Richardson
	Title:	Chairman of the Board and Chief Executive Officer